Exhibit 99.1

Kezar Life Sciences and Everest Medicines Enter into an Agreement to Develop and Commercialize Zetomipzomib for Lupus Nephritis and other Potential Indications in Greater China, South Korea and Southeast Asia

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Partnership with Everest Medicines will address a critical unmet medical need for patients with active lupus nephritis in Asia
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Kezar is eligible to receive up to $132.5 million in total payments, as well as tiered royalties

SOUTH SAN FRANCISCO, Calif.—September 20, 2023 — Kezar Life Sciences, Inc. (Nasdaq: KZR), a clinical-stage biotechnology company discovering and developing breakthrough treatments for immune mediated and oncologic disorders, today announced that it entered into a collaboration and license agreement with Everest Medicines, a biopharmaceutical company focused on development, manufacturing and commercialization of innovative medicines and vaccines, to develop and commercialize zetomipzomib, Kezar’s novel, first-in-class selective immunoproteasome inhibitor, in Greater China, South Korea and Southeast Asia.

Under the terms of the agreement, Kezar will receive an initial upfront payment, as well as future payments upon achievement of development, regulatory and commercialization milestones, for a potential total of up to $132.5 million. Everest Medicines will also pay tiered royalties on net sales. Everest Medicines will have exclusive rights to develop and commercialize zetomipzomib in Greater China, South Korea, Singapore, Malaysia, Thailand, Indonesia, Vietnam and the Philippines.

Everest Medicines will join Kezar on PALIZADE, a global, placebo-controlled Phase 2b clinical trial evaluating zetomipzomib in patients with active lupus nephritis (LN), in Greater China, South Korea and Southeast Asia. Everest Medicines has a successful track record of conducting clinical trials in renal disease, which provides the potential to accelerate enrollment in these geographies. For the PALIZADE trial, Everest Medicines will contribute their local regulatory and clinical trial expertise and will be responsible for study costs in the licensed territories. In addition to LN, Kezar and Everest Medicines have the opportunity to collaborate on future clinical trials and indications for the continued development of zetomipzomib.

“This partnership with Everest Medicines is an important milestone in the development of zetomipzomib,” said John Fowler, co-founder and CEO of Kezar. “Everest stood out as an ideal regional partner due to its strong nephrology focus and outstanding team with deep global pharma experience. It is clear that they understand zetomipzomib’s broad potential and that their team will integrate seamlessly with ours to help drive enrollment in PALIZADE, our global lupus nephritis trial. It’s well-known that prevalence rates for many autoimmune diseases, including LN and SLE, are higher in Asia, and we are happy that even more patients in need will potentially get access to zetomipzomib as a result of this partnership.”

It is estimated that there are 1 million patients in China with systemic lupus erythematosus (SLE), and 40-60% of SLE patients have renal disease. Infection is the leading cause of mortality in SLE patients in China, accounting for up to 65% of deaths.

“We are glad to form a partnership with Kezar through our cooperation on zetomipzomib,” said Rogers Yongqing Luo, Chief Executive Officer of Everest Medicines. “Renal and autoimmune diseases are key therapeutic areas for Everest. We look forward to working closely with our partner on the clinical trials, utilizing Everest’s strong expertise in clinical development and regulatory filings, to bring this innovative therapy to the region as quickly as possible.”

Stifel acted as exclusive financial advisor to Kezar Life Sciences on the transaction.

About Zetomipzomib

Zetomipzomib (KZR-616) is a novel, first-in-class, selective immunoproteasome inhibitor with broad therapeutic potential across multiple autoimmune diseases. Preclinical research demonstrates that selective immunoproteasome inhibition results in a broad anti-inflammatory response in animal models of several autoimmune diseases, while avoiding immunosuppression. Data generated from Phase 1 and Phase 2 clinical trials provide evidence that zetomipzomib exhibits a favorable safety and tolerability profile for development in severe, chronic autoimmune diseases.

About PALIZADE

PALIZADE is a global, placebo-controlled, randomized, double-blind Phase 2b clinical trial evaluating the efficacy and safety of two dose-levels of zetomipzomib in patients with active LN. Target enrollment will be 279 patients, randomly assigned (1:1:1) to receive 30 mg of zetomipzomib, 60 mg of zetomipzomib or placebo subcutaneously once weekly for 52 weeks, in addition to standard background therapy. Background therapy can, but will not be mandated to, include standard induction therapy. Over the initial 16 weeks, there will be a mandatory corticosteroid taper to 5 mg per day or less. End-of-treatment assessments will occur at Week 53. The primary efficacy endpoint is the proportion of patients who achieve a complete renal response (CRR) at Week 37, including a urine protein-to-creatine ratio (UPCR) of 0.5 or less without receiving rescue or prohibited medications.

About Kezar Life Sciences

Kezar Life Sciences is a clinical-stage biopharmaceutical company discovering and developing novel treatments for immune-mediated and oncologic disorders. The company is pioneering first-in-class, small-molecule therapies that harness master regulators of cellular function to inhibit multiple drivers of disease via single, powerful targets. Zetomipzomib, its lead development asset, is a selective immunoproteasome inhibitor that has completed a Phase 2 clinical trial in lupus nephritis. This product candidate also has the potential to address multiple chronic immune-mediated diseases. KZR-261 is the first anti-cancer clinical candidate from the company’s platform targeting the Sec61 translocon and the protein secretion pathway. An open-label, dose-escalation Phase 1 clinical trial of KZR-261 to assess safety, tolerability and preliminary tumor activity in solid tumors is underway. For more information, visit www.kezarlifesciences.com, and follow us on LinkedIn, Facebook, Twitter and Instagram.

About Everest Medicines

Everest Medicines is a biopharmaceutical company focused on developing, manufacturing and commercializing transformative pharmaceutical products and vaccines that address critical unmet medical needs for patients in Asian markets. The management team of Everest Medicines has deep expertise and an extensive track record from both leading global pharmaceutical companies and local Chinese pharmaceutical companies in high-quality discovery, clinical development, regulatory affairs, CMC, business development and operations. Everest Medicines has built a portfolio of potentially global first-in-class or best-in-class molecules, many of which are in late-stage clinical development. The

Company’s therapeutic areas of interest include renal diseases, infectious diseases, mRNA platform and autoimmune disorders. For more information, please visit its website at www.everestmedicines.com.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “can,” “should,” “expect,” “believe”, “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Kezar’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause Kezar’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the potential payment and receipt of milestone payments and royalties, collaboration on clinical trials and development of zetomipzomib in additional indications, the potential acceleration of enrollment of clinical trials, the design, initiation, timing, scope and results of clinical trials, the anticipated therapeutic benefit and ability of Kezar’s product candidates to address unmet medical need, the regulatory development and potential commercialization of Kezar’s product candidates and the likelihood of obtaining regulatory approval of Kezar’s product candidates. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during clinical studies, difficulties enrolling and conducting our clinical trials, disputes or failure to perform under the collaboration and license agreement, changes in expected or existing competition, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process, and unexpected litigation or other disputes. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Kezar’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as required by law, Kezar assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Investor Contact:

Gitanjali Jain

Vice President, Investor Relations and External Affairs

gjain@kezarbio.com

Media Contact:

Will Zasadny

Evoke Canale

will.zasadny@evokegroup.com